Exhibit 3.142

CERTIFICATE OF LIMITED PARTNERSHIP

OF

DCT BONDESON NORTH LP

The undersigned on the 14th day of May, 2007, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, does hereby certify as follows:

I. The name of the limited partnership is DCT Bondeson North LP.

II. The address of the limited partnership’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name of the limited partnership’s registered agent for service is Corporation Service Company.

III. The name and mailing address of the general partner of the limited partnership is as follows:

DCT Bondeson North GP LLC

518 17th Street

Suite 1700

Denver, CO 80202

IV. The limited partnership shall commence upon the filing of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of DCT Bondeson North LP on this 14th day of May, 2007.

DCT BONDESON NORTH GP LLC

By:	/s/ Howard L. Rosenberg
Name:	Howard L. Rosenberg
Title:	Authorized Person

STATE OF DELAWARE

CERTIFICATE OF CORRECTION

OF A

LIMITED PARTNERSHIP

TO BE FILED PURUSANT TO SECTION 17 213(a)

1.	The name of the Limited Partnership is: DCT Bondeson North LP.

2.	The Certificate of Formation was filed by the Secretary of State of Delaware on May 14, 2007, and that said Certificate requires correction as permitted by Section 17-213 of the Limited Partnership Act.

3.	The inaccuracy or defect of said Certificate is due to a scrivener’s error in Article I. “The name of the limited partnership is DCT Bondeson North LP.”

4.	The inaccuracy or defect of said Certificate is due to a scrivener’s error additionally in Article III. “The name and mailing address of the general partner of the limited partnership is as follows: DCT Bondeson North GP LLC, 518 17th Street, Suite 1700, Denver, CO 80202.”

5.	The Certificate is hereby corrected to read as follows:

Article I:	The name of the limited partnership is: DCT Bondesen North LP.

Article III:	The name and mailing address of the general partner of the limited partnership is as follows: DCT Bondesen North GP LLC, 518 17th Street, Suite 1700, Denver, CO 80202.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Correction on the 28th day of September, 2007.

DCT Bondesen North GP LLC,
a Delaware limited liability company its General Partner

By:	DCT Industrial Operating Partnership LP,
a Delaware limited partnership its Sole Member

	By:	DCT Industrial Trust Inc.,
a Maryland corporation its General Partner

		By:	/s/ Marilyn Cartwright
		Name:	Marilyn Cartwright
		Title:	Assistant Secretary